UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2011
Date of Report (Date of earliest event reported)

AptarGroup, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11846	36-3853103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014
(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424.

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 19, 2011, AptarGroup, Inc. (“AptarGroup”) announced its results of operations and financial condition for the quarter and six months ended June 30, 2011.  The portion of the press release regarding this announcement is furnished as Exhibit 99.1 hereto.

The information in Item 2.02 of this Form 8-K and the applicable portion of the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
b)	On July 19, 2011, President and Chief Executive Officer (“CEO”) Peter Pfeiffer notified the Board of Directors (“Board”) of his intention to retire effective December 31, 2011. Mr. Pfeiffer intends to continue to serve as a director on the Board. The portion of AptarGroup’s press release regarding this announcement is filed as Exhibit 99.1 hereto and is hereby incorporated by reference in this Item 5.02(b).

c)	On July 19, 2011, the Board selected Executive Vice President and Chief Operating Officer (“COO”) Stephen Hagge, age 59, to succeed Mr. Pfeiffer as President and CEO upon Mr. Pfeiffer’s retirement on December 31, 2011. Mr. Hagge has been Executive Vice President and COO of AptarGroup since the beginning of 2008. Prior to 2008, Mr. Hagge had been AptarGroup’s Executive Vice President and Chief Financial Officer since 1993. He also was Secretary from 1993 until June 2011. Mr. Hagge has been a director since 2001.

e)	In connection with Mr. Pfeiffer’s notice to the Board described above, Mr. Pfeiffer notified the Board that his existing Employment Agreement and his existing German Employment Agreement will terminate on December 31, 2011.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1     Press release issued by AptarGroup, Inc. dated July 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AptarGroup, Inc.

Date:	July 19, 2011	By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President,
Chief Financial Officer and Secretary

Exhibit Index

99.1	Press Release issued by AptarGroup, Inc. dated July 19, 2011.